EXHIBIT 10.21

                       SEPARATION AND CONSULTING AGREEMENT

                                     PARTIES

         This Agreement is entered into as of February 13, 2003, by and between Mark Kreloff, an individual ("Kreloff"), and New Frontier Media, Inc. ("NFM"), a Colorado corporation.

                                    RECITALS

         A. On or about December 22, 1998, NFM and Kreloff entered into a written Employment Agreement. Subsequently, NFM and Kreloff agreed to a written Amendment to Employment Agreement, dated December 22, 2000, and later to an undated Amendment to Executive's Employment Agreement.

         B. In addition, Kreloff has been elected to the Board of Directors of NFM and is currently a member of that Board.

         C. In view of the expiration of the Employment Agreement and in view of Kreloff's desire to engage in other activities, it is now the mutual desire of the parties that Kreloff shall resign from his position as an officer of NFM and any subsidiary corporation of NFM, that Kreloff shall resign from his position as member of the Board of Directors of any subsidiary corporation of NFM, and that Kreloff shall continue to provide services to NFM in the capacity of an outside consultant.

         NOW, THEREFORE, the parties agree as follows:

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                                      TERMS

         1. Separation. Kreloff hereby resigns from his position as officer of NFM and any subsidiary corporation of NFM. Kreloff hereby resigns from his position as Chairman of the Board of Directors of NFM, although he does not resign from the Board of Directors of NFM. Kreloff hereby resigns from his position as member of the Board of Directors of any subsidiary corporation of NFM. Subject to the foregoing, Kreloff shall remain employed by NFM (in a non-officer position) until 5:00 p.m. on March 31, 2003.

                  1.1 During the remainder of his employment with NFM, Kreloff shall perform such services as are requested by NFM (acting through its president, chief executive officer or board of directors). Kreloff shall use reasonable and good faith efforts in providing such services and shall not engage in any conduct which NFM believes to be contrary to its interests.

                  1.2 NFM shall continue to pay Kreloff at his current base salary, shall continue to provide Kreloff with health insurance, and shall continue to provide Kreloff with his current car allowance until the termination of his employment.

                  1.3 NFM shall not provide Kreloff with offices, secretarial, administrative or other assistance during the remainder of his employment with NFM. It is understood and agreed that Kreloff shall provide services from his home or from such other location as may reasonably be necessary for the provision of services. Kreloff shall not be authorized to incur expenses chargeable to NFM, and Kreloff agrees not to incur any such expenses.

         2. Consulting agreement. Effective April 1, 2003 and continuing until June 30, 2004, Kreloff shall serve as "Special Consultant" to NFM. As such, Kreloff shall not be an employee of NFM but shall be an independent contractor. Kreloff shall perform such consulting services as are reasonably requested by NFM (acting through its president, chief executive officer or board of directors). Kreloff shall use reasonable and good faith efforts in providing such services and shall not engage in any conduct which NFM believes to be contrary to its interests.

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                  2.1 During the term of the Consulting Agreement, NFM shall not provide Kreloff with offices, secretarial, administrative or other assistance.
It is understood and agreed that Kreloff shall provide services from his home or from such other location as may reasonably be necessary for the provision of services. In the absence of advance, written approval by NFM, Kreloff shall not be authorized to incur expenses chargeable to NFM, and Kreloff agrees not to incur any such expenses.

                  2.2 During the term of the Consulting Agreement, NFM shall pay the total amount of $20,000 per month to Kreloff, as compensation for his services. The first payment to Kreloff shall be made on the Effective Date of this Agreement. Payments thereafter shall be made on the 1st day of each month beginning May 1, 2003.

                  2.3 During the term of the Consulting Agreement, NFM shall make COBRA payments applicable to the provision of health insurance to Kreloff and his dependents.

         3. Duty to cooperate. From the date of this Agreement, throughout the term of the Consulting Agreement, and for 12 months thereafter, Kreloff shall reasonably cooperate with NFM in any company investigation or in the prosecution or defense of any lawsuit, insofar as such investigation or lawsuit pertains to matters occurring during the term of the Consulting Agreement or prior thereto. Any such requests by NFM and/or its counsel shall be reasonable and shall not interfere with Kreloff's ability to engage in other business pursuits or ventures.

         4. Confidentiality. Kreloff agrees to keep absolutely confidential all confidential information which he received or generated during his employment with NFM. The provisions of sections 7 and 9 of the written Employment Agreement between NFM and Kreloff, dated December 22, 1998, are specifically reaffirmed by the parties. This confidentiality agreement shall not in any way prevent Kreloff from disclosing any information to his attorney, or on federal or state tax returns, or in response to a lawful subpoena or court order requiring disclosure of this information.

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         5. Non-disparagement. From the date of this Agreement, throughout the term of the Consulting Agreement, and for 12 months thereafter, Kreloff shall not make any public disparaging statements concerning NFM's officers, directors, employees, attorneys, agents, or contracting parties, or its business or operations. From the date of this Agreement, throughout the term of the Consulting Agreement, and for 12 months thereafter, NFM shall not make any public disparaging statements concerning Kreloff. This non-disparagement agreement shall not in any way prevent the parties from disclosing any information to their attorneys or in response to a lawful subpoena or court order requiring disclosure of information. This non-disparagement agreement shall not in any way restrict the parties or their agents in their statements to other NFM Directors or at meetings of the NFM Board of Directors, during their membership on the board.

                  5.1 From the date of this Agreement until the termination of the Consulting Agreement, Kreloff shall not assist in any effort to form a group for the purpose of acquiring a controlling interest in NFM or its subsidiaries, unless he first receives the express permission of the Board of Directors. This paragraph shall not in any way prevent Kreloff from disclosing any information to his attorney or in response to a lawful subpoena or court order requiring disclosure of information.

         6. Repayment of Salary Advance. On or before March 31, 2003, Kreloff shall pay to NFM the sum of $40,250, which constitutes the balance owing on a salary advance previously made by NFM to Kreloff. Kreloff may make payment in cash or by transferring to NFM shares of NFM stock or both. NFM stock shall be valued at $.94 per share for purposes of this paragraph.

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         7. Non-Compete. From the date of this Agreement until the termination of the Consulting Agreement, Kreloff shall not become an owner, manager, executive or other employee, or consultant of any competitor of NFM in the adult cable or satellite broadcast business or in the adult internet business. Kreloff further agrees that, during the term of the Consulting Agreement, he shall not encourage or cause any distributor of NFM's products to offer adult programming distributed by any competitor of NFM. For purposes of this Agreement, the existing cable programming of HBO, Cinemax and Showtime is not considered "adult" or competitive with NFM.

         8. Release by Kreloff and NFM. In exchange for the consideration set forth herein, and excluding only the obligations set forth in this Agreement, Kreloff and NFM hereby forever waive, release, discharge, and acquit the other party, their affiliates and subsidiaries, and all of their respective agents, attorneys, representatives, shareholders, directors, officers, employees, consultants, independent contractors, predecessors, successors, assigns and insurance carriers from any and all claims, costs, demands, debts, actions, causes of action, liabilities, and obligations of every kind, matured and unmatured, now existing or arising in the future out of currently existing known facts, of any kind or nature whatsoever, including but not limited to any and all claims for breach of contract; wrongful termination; violation of public policy; discrimination based on race, sex, sexual preference, age, religion or any other basis; harassment based on race, sex, sexual preference, age, religion or any other basis; violation of the Fair Labor Standards Act, any state labor laws or other statute, ordinance, regulation or common law pertaining in any way to employment; violation of any other state or federal laws (whether statutory, regulatory or judicially created) pertaining to wage and hour laws, equal pay or employee benefits; or any claims for defamation, assault, battery, or invasion of privacy.

         9. Kreloff understands that by entering into this agreement and executing this release, he is giving up rights and claims which he may have against NFM and the other released parties, as more fully described in the preceding paragraph. Kreloff understands that this release includes a release of any and all claims he may have under the Civil Rights Act of 1964, as amended, 42 U.S.C. ss. 2000, et seq., and the Age Discrimination in Employment Act, as amended, 29 U.S.C. ss. 621, et seq.

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         10.   Kreloff acknowledges that 29 U.S.C.ss. 626(f) provides in part as follows:
                  An individual may not waive any right or claim under this Act unless the waiver is knowing and voluntary. Except as provided in paragraph (2)[relating to the settlement of a charge filed with the Equal Employment Opportunity Commission or an action filed in court], a waiver may not be considered knowing and voluntary unless at a minimum--

                           (A) the waiver is part of an agreement between the
                  individual and the employer that is written in a manner calculated to be understood by such individual, or by the average individual eligible to participate;

                           (B) the waiver specifically refers to rights or
                  claims arising under this Act;

                           (C) the individual does not waive rights or claims
                  that may arise after the date the waiver is executed;

                           (D) the individual waives rights or claims only in
                  exchange for consideration in addition to anything of value to which the individual already is entitled;

                           (E) the individual is advised in writing to consult
                  with an attorney prior to executing the agreement;

                           (F)(i) the individual is given a period of at least
                  21 days within which to consider the agreement; . . .

                           (G) the agreement provides that for a period of at
                  least 7 days following the execution of such agreement, the individual may revoke the agreement, and the agreement shall not become effective or enforceable until the revocation period has expired . . .

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     11. Kreloff acknowledges that (1) he is not hereby waiving rights or claims that may arise after the date this release agreement is executed; (2) he is receiving consideration in exchange for his release of claims under 29 U.S.C. ss. 621, et seq., and this consideration is in addition to anything of value to which he is already entitled; (3) he is hereby advised to consult with an attorney before executing this release agreement; (4) he has been given 21 days within which to consider this release agreement; and (5) he will have a period of 7 days after execution of this release agreement in which to revoke the agreement if he so chooses, the release agreement not being effective or enforceable until that period has expired.

     13. Kreloff and NFM understand that if any fact with respect to any matter relevant to their decision to enter into this agreement is found to be other than, or different from, the facts now believed by them to be true, they expressly accept and assume the risk of such possible difference in facts and agree that this Agreement shall be, and remain, in full force and effect no notwithstanding such difference in fact; provided that such continued enforceability of this Agreement shall not be deemed to modify the express language and scope of the mutual releases set forth in Section 8 above regarding "currently existing known facts".

     14. To the extent any applicable  state or federal law provides as follows:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of his executing the release, which if known by him must have materially affected his settlement with the debtor.

The parties waive and release all rights they may have under such law; provided that such waiver shall also not be deemed to modify the express language and scope of the mutual releases set forth in Section 8 above regarding "currently existing known facts".

         15 The parties agree that this Agreement and Release shall be binding upon their heirs, beneficiaries, successors and assigns, and shall inure to the benefit of NFM and Kreloff, and to all of their insurance carriers, attorneys, agents, representatives, shareholders, directors, officers, employees, consultants, independent contractors, affiliates, subsidiaries and parent corporations.

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         16. Kreloff represents and warrants that he has the sole right and exclusive authority to execute this releases, that he is not restricted in doing so, and that he has not sold, assigned, transferred, conveyed, encumbered, hypothecated, or otherwise disposed, voluntarily or involuntarily, of any claim or demand relating to any matter covered by this Agreement. Kreloff further represents and warrants that he has not filed any petition in bankruptcy, unless any such action was dismissed at least twelve months before the execution of this Agreement.

         17. Effective date of agreement. This Agreement shall become effective and enforceable on the eighth day after it is executed by both parties.

         18. No Admission of Liability. The parties hereto understand and agree that the giving of consideration, and the giving and accepting of this Release and the agreements contained herein, shall not constitute or be construed as an admission of any liability whatsoever by the parties hereto, or the admission of the validity of any claims made by or against any party hereto.

         19. Opportunity to Consult with Counsel. The parties acknowledge that they have had the opportunity to consult with and obtain the advice of counsel prior to entering this Agreement and Release.

         20. Agreement mutually drafted. Both sides of this Agreement have had the opportunity to contribute to the drafting of this Agreement. Accordingly, it is agreed that the usual rule of interpretation adverse to the drafter of an agreement will have no effect in connection with this Agreement.

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         21. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter herein contained. There are no restrictions, promises, warranties, covenants, undertakings, or representations other than those expressly set forth herein. Each party hereby expressly acknowledges that he or it has not relied upon any restrictions, promises, warranties, covenants, undertakings, or representations whatsoever by any party hereto other than those expressly contained herein. This Agreement may be amended only by written instrument executed by all of the parties hereto.

         22. Attorney's Fees. If any action is commenced to enforce the provisions of this Agreement or for breach of this Agreement, or if this Agreement is raised as a defense to any action, the parties hereby agree that the prevailing party in any such action shall be entitled, in addition to any other remedies, to an award of reasonable attorneys' fees.

         23. Miscellaneous. Should any paragraph, clause or provision of this Agreement be found invalid or unenforceable, such decision shall affect only the paragraph, clause or provision so construed or interpreted, and all remaining paragraphs, clauses and provisions shall remain valid and enforceable.

         24. This Agreement shall be governed by the law of the State of Colorado applicable to contracts executed and wholly performed therein.

         25. This Agreement may be signed in counterparts, and shall be in effect as soon as it is signed by all parties.

                                              /s/ Mark Kreloff
                                              --------------------------------

                                                 New Frontier Media, Inc.

                                           By   /s/ Michael Weiner
                                              --------------------------------


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